Exhibit 99.2

NioCorp: Critical minerals for U.S. supply chain security OUR MISSION: To accelerate the transition to a lower carbon economy by serving as a reliable U.S. supplier of sustainably produced critical minerals.

# Disclaimers & Technical Disclosures

**Legal Disclaimers**

This investor presentation (this "Presentation") is dated as of September 26, 2022 and contains information of NioCorp Developments Ltd. ("NioCorp" or the "Company") (TSX: NB; OTCQX: NIOBF) and GX Acquisition Corp II ("GXII") (Nasdaq: GXII). This Presentation has been provided for informational purposes to assist recipients in deciding whether they wish to proceed in connection with a possible business combination (the "Transaction") involving the Company and GXII and may not be used for any other purpose. This Presentation does not and, if hereafter supplemented, will not be all inclusive or contain all of the information that may be required to evaluate the Transaction or any investment in NioCorp or GXII. You should not rely upon it or use it to form the basis for any decision, contract, commitment or action whatsoever, with respect to any proposed transaction or otherwise. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and you must make your own investment decision and perform your own independent investigation and analysis of an investment in NioCorp or GXII and the Transaction contemplated in this Presentation. To the fullest extent permitted by law, in no circumstances will NioCorp, GXII, or any of their respective affiliates, officers, directors, employees, representatives, advisors or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it or on opinions communicated in relation thereto or otherwise arising in connection therewith.

This Presentation and the analyses contained in it have been based, in part, on certain assumptions and information obtained from industry studies and other sources. The use of such assumptions and information does not imply that NioCorp or GXII have independently verified, will verify or necessarily agree with any of such assumptions or information, and NioCorp and GXII have assumed and relied upon the accuracy and completeness of such assumptions and information for purposes of this Presentation. Neither NioCorp or GXII nor any of their respective affiliates, or their respective officers, directors, employees, representatives, advisors or agents, make any representation or warranty, express or implied, in relation to the accuracy or completeness of the information contained in this Presentation or any oral information provided in connection herewith, or any data it generates, or that any transaction has been or may be effected on the terms or in the manner stated or implied by this Presentation, or as to the achievement or reasonableness of future projections, management targets, estimates, prospects or returns, if any, and accept no responsibility, obligation or liability (whether direct or indirect, in contract, tort or otherwise) in relation to any of such information. NioCorp, GXII and their respective affiliates, officers, directors, employees, representatives, advisors and agents expressly disclaim any and all liability which may be based on this Presentation and any errors therein or omissions therefrom.

NioCorp and GXII own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation may also contain trademarks, service marks, trade names and copyrights of other parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with NioCorp or GXII, or an endorsement or sponsorship by or of NioCorp or GXII. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but such references are not intended to indicate, in any way, that NioCorp or GXII will not assert, to the fullest extent under applicable law, their rights or the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights.

You should not construe the contents of this Presentation as legal, regulatory, tax, accounting or investment advice or a recommendation. We recommend that you seek independent third-party legal, regulatory, accounting and tax advice regarding the contents of this Presentation. This Presentation does not constitute and should not be considered as any form of financial opinion or recommendation by NioCorp, GXII or any of their respective affiliates. This Presentation is not a research report. By accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION ("**SEC**") NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF ANY SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IN ADDITION, NO SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY IN CANADA HAS REVIEWED OR IN ANY WAY PASSED UPON THIS PRESENTATION OR THE MERITS OF ANY OF THE SECURITIES REFERRED TO HEREIN, AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

**Additional Information About the Proposed Transaction and Where to Find It**

In connection with the proposed Transaction, NioCorp intends to file a registration statement on Form S-4 (the "registration statement") with the SEC, which will include a document that serves as a prospectus and proxy circular of NioCorp and a proxy statement of GXII, referred to as a "joint proxy statement/prospectus." The definitive joint proxy statement/prospectus will be filed with the SEC as part of the registration statement and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities, and will be sent to all NioCorp shareholders and GXII stockholders as of the applicable record date to be established. Each of NioCorp and GXII may also file other relevant documents regarding the proposed Transaction with the SEC and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF NIOCORP AND GXII ARE URGED TO READ THE REGISTRATION STATEMENT, THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC AND, IN THE CASE OF NIOCORP, WITH THE APPLICABLE CANADIAN SECURITIES REGULATORY AUTHORITIES IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when available) and all other relevant documents that are filed or that will be filed with the SEC by NioCorp or GXII through the website maintained by the SEC at www.sec.gov. Investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus (if and when available) and all other relevant documents that are filed or that will be filed with the applicable Canadian securities regulatory authorities by NioCorp through the website maintained by the Canadian Securities Administrators at www.sedar.com. The documents filed by NioCorp and GXII with the SEC and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities also may be obtained by contacting NioCorp at 7000 South Yosemite, Suite 115, Centennial CO 80112, or by calling (720) 639-4650; or GXII at 1325 Avenue of the Americas, 28th Floor, New York, NY 10019, or by calling (212) 616-3700.

**Participants in the Solicitation**

NioCorp, GXII and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from NioCorp's shareholders and GXII's stockholders in connection with the proposed Transaction. Information regarding the executive officers and directors of NioCorp is included in its management information and proxy circular for its 2021 annual general meeting of shareholders filed with the SEC and the applicable Canadian securities regulatory authorities on October 22, 2021. Information regarding the executive officers and directors of GXII is included in its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 25, 2022. Additional information regarding the persons who may be deemed to be participants in the solicitation, including information regarding their interests in the proposed Transaction, will be contained in the registration statement and the joint proxy statement/prospectus (if and when available). NioCorp's shareholders and GXII's stockholders and other interested parties may obtain free copies of these documents free of charge by directing a written request to NioCorp or GXII.

NioCorp
Critical Mineral Security

2

# Disclaimers & Technical Disclosures

**No Offer or Solicitation**

This Presentation and the information contained herein do not constitute (i) (a) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction or (b) an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction or (ii) an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies. No offer of securities in the United States or to or for the account or benefit of U.S. persons (as defined in Regulation S under the U.S. Securities Act) shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the "Securities Act"), or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act. In Canada, no offering of securities shall be made except by means of a prospectus in accordance with the requirements of applicable Canadian securities laws or an exemption therefrom. This Presentation is not, and under no circumstances is it to be construed as, a prospectus, offering memorandum, an advertisement or a public offering in any province or territory of Canada. In Canada, no prospectus has been filed with any securities commission or similar regulatory authority in respect of any of the securities referred to herein.

**Forward-Looking Statements**

This Presentation contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. Forward-looking statements may include, but are not limited to, statements about the parties' ability to close the proposed Transaction, including NioCorp and GXII being able to receive all required regulatory, third-party and shareholder approvals for the proposed Transaction; the anticipated benefits of the proposed Transaction, including the potential amount of cash that may be available to the combined company upon consummation of the proposed Transaction and the use of the net proceeds following the redemptions by GXII public shareholders; NioCorp's expectation that its common shares will be accepted for listing on the Nasdaq Stock Market following the closing of the proposed Transaction; the execution of definitive agreements relating to the convertible debenture transaction and the stand by equity purchase facility contemplated by the term sheets with Yorkville Advisors Global, LP ("Yorkville"); the financial and business performance of NioCorp; NioCorp's anticipated results and developments in the operations of NioCorp in future periods; NioCorp's planned exploration activities; the adequacy of NioCorp's financial resources; NioCorp's ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project; NioCorp's expectation and ability to produce niobium, scandium, and titanium at the Elk Creek Project; the outcome of current recovery process improvement testing, and NioCorp's expectation that such process improvements could lead to greater efficiencies and cost savings in the Elk Creek Project; the Elk Creek Project's ability to produce multiple critical metals; the Elk Creek Project's projected ore production and mining operations over its expected mine life; the completion of the demonstration plant and technical and economic analyses on the potential addition of magnetic rare earth oxides to NioCorp's planned product suite; the exercise of options to purchase additional land parcels; the execution of contracts with engineering, procurement and construction companies; NioCorp's ongoing evaluation of the impact of inflation, supply chain issues and geopolitical unrest on the Elk Creek Project's economic model; the impact of health epidemics, including the COVID-19 pandemic, on NioCorp's business and the actions NioCorp may take in response thereto; and the creation of full time and contract construction jobs over the construction period of the Elk Creek Project. In addition, any statements that refer to projections (including Averaged EBITDA, Averaged EBITDA Margin, and After-Tax Cumulative Net Free Cash Flow), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of NioCorp and GXII, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations, and assumptions relating to: the future price of metals; the stability of the financial and capital markets; NioCorp and GXII being able to receive all required regulatory, third-party, and shareholder approvals for the proposed Transaction; the amount of redemptions by GXII public shareholders; the execution of definitive agreements relating to the convertible debenture transaction and the stand by equity purchase facility contemplated by the term sheets with Yorkville; and other current estimates and assumptions regarding the proposed Transaction and its benefits. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by NioCorp and GXII with the SEC and, in the case of NioCorp, with the applicable Canadian securities regulatory authorities and the following: the amount of any redemptions by existing holders of GXII Class A Shares being greater than expected, which may reduce the cash in trust available to NioCorp upon the consummation of the business combination; the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and/or payment of the termination fees; the outcome of any legal proceedings that may be instituted against NioCorp or GXII following announcement of the Business Combination Agreement and the transactions contemplated therein; the inability to complete the proposed transactions due to, among other things, the failure to obtain NioCorp shareholder approval or GXII shareholder approval or the execution of definitive agreements relating to the convertible debenture transaction and the stand by equity purchase facility contemplated by the term sheets with Yorkville; the risk that the announcement and consummation of the proposed transactions disrupts NioCorp's current plans; the ability to recognize the anticipated benefits of the proposed transactions; unexpected costs related to the proposed transactions; the risks that the consummation of the proposed transactions is substantially delayed or does not occur, including prior to the date on which GXII is required to liquidate under the terms of its charter documents; NioCorp's ability to operate as a going concern; NioCorp's requirement of significant additional capital; NioCorp's limited operating history; NioCorp's history of losses; cost increases for NioCorp's exploration and, if warranted, development projects; a disruption in, or failure of, NioCorp's information technology systems, including those related to cybersecurity; equipment and supply shortages; current and future offtake agreements, joint ventures, and partnerships; NioCorp's ability to attract qualified management; the effects of the COVID-19 pandemic or other global health crises on NioCorp's business plans, financial condition and liquidity; estimates of mineral resources and reserves; mineral exploration and production activities; feasibility study results; changes in demand for and price of commodities (such as fuel and electricity) and currencies; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp's projects; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining, or development activities; the speculative nature of mineral exploration and development, including the risks of diminishing quantities of grades of reserves and resources; claims on the title to NioCorp's properties; potential future litigation; and NioCorp's lack of insurance covering all of NioCorp's operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of NioCorp and GXII prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the proposed Transaction or other matters addressed herein and attributable to NioCorp, GXII or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, NioCorp and GXII undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

NioCorp
Critical Mineral Security

3

Disclaimers & Technical Disclosures Financial Information; Non - GAAP Measures Certain financial information and data included in this Presentation is unaudited and may not conform to Regulation S - X. Such in formation and data may not be included in, may be adjusted in or may be presented differently in the registration statement t o b e filed relating to the proposed Transaction and the joint proxy statement/prospectus contained therein. This Presentation also includes certain financial measures not presented in accordanc e w ith generally accepted accounting principles (“GAAP”), including, but not limited to, “Averaged EBITDA,” “Averaged EBITDA Mar gin ,” and “After - Tax Cumulative Net Free Cash Flow.” These performance measures do not have a standard meaning within GAAP and, therefore, amounts presented may not be comparable to si mil ar data presented by other companies. These non - GAAP financial measures, and other measures that are calculated using these non - GAAP measures, are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing NioCorp’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash f lo ws from operations or other measures of profitability, liquidity or performance under GAAP. These non - GAAP financial measures are included in this Presentation because they are key performance mea sures used in the June 2022 Feasibility Study for purposes of projecting the economic results of the Elk Creek Project, and N ioC orp and GXII believe that these non - GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to NioCorp’s financial condition and results of operations. NioCorp and GXII believe that the use of these non - GAAP financial measures provi des an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing NioCorp’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. These non - GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about wh ich expense and income are excluded or included in determining these non - GAAP financial measures. The non - GAAP financial measures included in this Presentation are projections. Reconciliations of these forward - looking non - GAAP financial measures to the most directly comparable GAAP financial measures are not provided because NioCorp is unable to prov id e such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparabili ty and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable si gni ficance of the unavailable information, which could be material to future results. See “Forward - Looking Statements.” In addition to the non - GAAP financial measures, this Presentation may contain financial forecasts and projections (collectively, “prospective financial information”) of NioCorp. Neither the independent registered public accounting firm of NioCorp nor the i ndependent registered public accounting firm of GXII audited, reviewed, compiled or performed any procedures with respect to the prospective financial information for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect t hereto for the purpose of this Presentation. This prospective financial information constitutes forward - looking statements and should not be relied upon as being guarantees or necessarily indicative o f future results. The assumptions and estimates underlying such prospective financial information are inherently uncertain an d a re subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in th e p rospective financial information. See “Forward - Looking Statements.” Accordingly, there can be no assurance that the prospective financial information is indicative of future performance of NioCorp or that actual results will not differ materially from the results presented in the prospective financial information included i n t his Presentation. Actual results may differ materially from the results contemplated by the prospective financial information in cluded in this Presentation. The inclusion of such prospective financial information herein should not be regarded as a representation by any person that the results reflected in such projections wi ll be achieved. The purpose of the prospective financial information is to assist investors, shareholders and others in evaluating the perfor man ce of NioCorp’s business. The prospective financial information may not be appropriate for other purposes. Information about NioCorp’s guidan ce , including the various assumptions underlying it, is forward - looking and should be read in conjunction with “Forward - Looking Statements” in this Presentation, and the related disclo sure and information about various economic, competitive, and regulatory assumptions, factors, and risks that may cause NioCo rp’ s actual future financial and operating results to differ from what NioCorp currently expects. All amounts in this Presentation are expressed in U.S. dollars unless otherwise indicated. Mineral Reserves and Resources Unless otherwise indicated, information concerning NioCorp’s mining property included in this Presentation, including mineral re source and reserve estimates, has been prepared in accordance with the requirements of National Instrument 43 - 101 – Standards of Disclosure for Mineral Projects (“NI 43 - 101”) and the Canadian Institute of Mining and Metallurgy (“CIM”) “Definition Standards – For Mineral Resources and Mineral Reserves, May 10, 2014” (the “CIM Definition Standards”). Beginning with NioCorp’s Annual Report on Form 10 - K for the fiscal year ended June 30, 2 022 (the “NioCorp Form 10 - K”), NioCorp’s mining property disclosures included or incorporated by reference in its SEC filings, including mineral resource and reserve estimates, are r equ ired to be prepared in accordance with the requirements of subpart 1300 of Regulation S - K (“S - K 1300”). Previously, NioCorp prep ared its estimates of mineral resources and mineral reserves following only NI 43 - 101 and the CIM Definition Standards. On June 28, 2022, NioCorp issued a CIM - compliant NI 43 - 101 technical report (the “2022 NI 43 - 101 Elk Creek Technical Report”) for the Elk Creek Project, which is available through the website maint ained by the Canadian Securities Administrators at www.sedar.com . On September 6, 2022, the Company filed a technical report summary for the Elk Creek Project that conforms to S - K 1300 reporti ng standards (the “S - K 1300 Elk Creek Technical Report Summary”) as Exhibit 96.1 to “the NioCorp Form 10 - K, which is available t hrough the website maintained by the SEC at www.sec.gov . The 2022 NI 43 - 101 Elk Creek Technical Report and S - K 1300 Elk Creek Technical Report Summary are based on a feasibility study (the “June 2022 Feasibility Study”) prepared by qualified persons (within the meaning of both NI 43 - 101 and S - K 1300, as applic able) and are substantively identical to one another except for internal references to the regulations under which the report is made, and certain organizational differen ces . The requirements and standards under Canadian securities laws, however, differ from those under S - K 1300. The terms “mineral r esource,” “inferred mineral resource,” “indicated mineral resource,” “mineral reserve,” “probable mineral reserve,” and “proven mineral reserve” included herein are used as defined in ac cordance with NI 43 - 101 under the CIM Definition Standards. While the terms are substantially similar to the same terms defined under S - K 1300, there are differences in the definitions. Accordingly, there is no assurance any mineral resource or mineral reserve estimates that the Company may report under NI 43 - 101 will be the same as the mineral resource or mineral reserve estimates that the Company may report under S - K 1300. NioCorp discloses estimates of both is mineral resources and mineral reserves. You are cautioned that mineral resources are sub ject to further exploration and development and are subject to additional risks and no assurance can be given that they will eve ntually convert to future reserves. Under both regimes, inferred resources, in particular, have a great amount of uncertainty as to their existence and their economic and legal feasibility. Inv estors are cautioned not to assume that any part or all of the inferred resource exists or is economically or legally mineabl e. See Item 1A, Risk Factors in the NioCorp Form 10 - K. Reference should be made to the full text of the 2022 NI 43 - 101 Elk Creek Technical Report and the S - K 1300 Elk Creek Technical Report Summary fo r further information regarding the assumptions, qualifications and procedures relating to the estimates of mineral reserves and mineral resources as defined under NI 43 - 101 and S - K 1300, respectively. Qualified Persons All technical and scientific information included in this Presentation derived from NioCorp’s 2022 NI 43 - 101 Elk Creek Technical Report with respect to mineral resources has been reviewed and approved by Matthew Batty, P.Geo ., Owner, Understood Mineral Resources Ltd., and all such information respecting NioCorp’s mineral reserves has been reviewed and approved by Richard Jundis , P. Eng., Director of Mining, Optimize Group. Each of Messrs. Batty and Jundis is a "Qualified Person" as such term is defined in NI 43 - 101. Each of Mr. Batty and Mr. Jundis and their respective firms are independent consultants who provide consulting services to NioCorp. All technical and scientific information included in this Presentation derived from NioCorp’s S - K 1300 Elk Creek Technical Report Summary with respect to mineral resources has been reviewed and approved by Understood Mineral Resourc es Ltd., and all such information respecting NioCorp’s mineral reserves has been reviewed and approved by Optimize Group. Understood Mineral Resources Ltd. and Optimize Group are "Qualifie d P ersons" as such term is defined in S - K 1300. All other technical and scientific information included in this Presentation has be en reviewed and approved by Scott Honan, M.Sc., SME - RM, NioCorp’s Chief Operating Officer. Mr. Honan is a "Qualified Person" as such term is defined in both NI 43 - 101 and S - K 1300. 4

# Transaction Overview

## NioCorp Team



Mark A. Smith, P.E.
*Executive Chairman, President & CEO*



Scott Honan, **MSc, SME-RM**
*Chief Operating Officer, NioCorp*
*President, Elk Creek Resources Corp.*



Neal Shah, BSME, MBA
*Chief Financial Officer & Corporate Secy.*



Jim Sims
*Chief Communications Officer*

## GX Acquisition Corp. II Team

**Jay R. Bloom** *Co-Chairman and CEO*
**Dean C. Kehler** *Co-Chairman and CEO*
**Michael G. Maselli** *President*
**Andrea Kellett**, *Chief Financial Officer*
**Art Baer**, *Vice President*
**Jordan Bloom**, *Vice President*

## Overview

- Deal represents an Enterprise Value of $313.5 million, reflecting an 89% discount to the Net Present Value (NPV) in the Elk Creek Project 2022 Feasibility Study.
- Business combination is expected to close in Q1 2023, subject to satisfaction of closing conditions.
- NioCorp is developing the Elk Creek Critical Minerals Project to produce Niobium, Scandium, and Titanium. It is the highest-grade Niobium deposit under development in N.A. and the 2nd largest indicated rare earth resource in the U.S.[1] NioCorp is also conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its planned product suite.
- GX Acquisition Corp. II is a Special Purpose Acquisition Company focused on delivering growth through investing in sectors with favorable secular trends and technology developments.
- NioCorp and GX Acquisition Corp. II propose to combine to support the Elk Creek Project with the ultimate goal of rapidly and securely delivering critical high-demand metals and minerals to key sectors, facilitating U.S. technology leadership, emissions reductions, and job creation in the transition economy.

**$313.5M**
PRO-FORMA ENTERPRISE VALUE

**$2.8B**
NET PRESENT VALUE[2]

NioCorp
Critical Mineral Security

[1] *Indicated mineral resource. Based on data from the "Critical Mineral Resources of the United States—Economic and Environmental Geology and Prospects for Future Supply," U.S. Geological Survey, 2017, and from company-issued reports.*
[2] *Based on the 2022 NI 43-101 Elk Creek Technical Report. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.*

5

Sustainable Development Enabling The Energy Transition Providing Supply Chain Security Energy Efficiency & Emissions Reduction OUR MISSION : To Accelerate The Global Transition to Low - Carbon Economy “Our goal is to make North America less dependent on foreign suppliers for the critical minerals we need to transition to a clean energy and less carbon - centric economy.” Mark Smith NioCorp Executive Chairman, President, & CEO Our mission is to accelerate the global transition to a lower carbon economy by serving as a reliable U.S. supplier of sustainably produced critical minerals. 1 1 NioCorp is currently conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its planned product suite. 6

# Management Team



## Mark A. Smith, P.E.

*Executive Chairman, President and Chief Executive Officer*

Mr. Smith joined NioCorp as CEO and Chairman in 2013. He has 40+ years of experience in the mining and mineral processing industries. Formerly, he was President, CEO & Director of Molycorp; CEO and Director of Largo Resources; CEO and President of Chevron Mining; and Director of Companhia Brasileira de Metalurgia e Mineracao Ltd. ("CBMM"), the largest niobium producer in the world. Mr. Smith also serves as CEO and Chairman of IBC Advanced Alloys and US Vanadium LLC. He holds a B.Sc. degree in engineering from Colorado State University and a J.D. (cum laude) from Western State University, College of Law.



## Scott Honan, MSc, SME-RM

*Chief Operating Officer, NioCorp*
*President, Elk Creek Resources Corp.*

Mr. Honan joined NioCorp in 2014. He has 29+ years of experience in the niobium, base metals, gold and rare earth industries. He served as General Manager and Environmental Manager and Vice President Health, Environment, Safety and Sustainability at Molycorp. Scott is a graduate of Queen's University in Mining Engineering in both Mineral Processing (B.Sc. Honors) and Environmental Management (M.Sc.) disciplines. He is a registered member (No. 04231597) of the Society for Mining, Metallurgy & Exploration (SME).



## Neal Shah, BSME, MBA

*Chief Financial Officer & Corporate Secretary*

Mr. Shah has been with NioCorp since 2014. With nearly 20 years of experience in various industries as diverse as high-tech to rare earths, Neal's past experience includes senior positions with Molycorp, Intel, IBM, Boeing, and Covidien. He a graduate of the University of Colorado's Mechanical Engineering program (BSME) and Purdue University's Krannert School of Management (MBA).



## Jim Sims

*Chief Communications Officer*

Jim joined NioCorp in 2015 and has 25+ years of experience representing companies in mining, chemical, manufacturing, utility, and renewable energy sectors, including Dow Chemical, Calpine, FMC, MidAmerican Energy, Danaher, and others. He was VP of Corporate Communications for Molycorp and is the former head of the U.S. Geothermal Energy Association, the Western Business Roundtable, and the Rare Earth Technology Alliance. A former White House staffer, Jim served for 11 years in the U.S. Senate, including as a Chief of Staff, and held a top-secret security clearance. He is an honors graduate of Georgetown University.

**A management team with decades of combined experience in mineral production.**

NioCorp
Critical Mineral Security
7

# Value Proposition: Transition to Net Zero Emissions is Driving Demand Growth for the Critical Minerals at the Focus of NioCorp[1]

**Niobium**



**Scandium**



**Magnetic Rare Earths**



Shovel-ready[1] pure-play critical minerals project with the highest-grade Niobium resource in North America and the 2nd largest indicated rare earth resource in the U.S.[2]



Positioned to become a major U.S. miner / producer of Niobium, which is forecast to see strong demand growth via rapid-charging solid state Li-Ion batteries.[3]



Large prospective U.S. producer of Scandium with a Scandium Mineral Reserve supported by a feasibility study. Scandium has large latent demand in the commercial aviation and automotive sectors.[4]



NioCorp is conducting technical and economic analyses[5] on the potential addition to its planned product suite of several magnetic rare earth oxides, which are forecast to experience large supply shortages because of sharply rising demand.[6]



Project is strongly focused on environmental, social, and governance values and is already aligned with the Equator Principles ESG Framework.

EQUATOR PRINCIPLES

NioCorp
Critical Mineral Security

[1] Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project.
[2] Indicated mineral resource, based on data from the "Critical Mineral Resources of the United States—Economic and Environmental Geology and Prospects for Future Supply," U.S. Geological Survey, 2017, and from company-issued reports.
[3] Source: CBMM
[4] "Scandium: A Market Assessment," ONG Commodities, 2019.
[5] As no economic analysis has been completed on the rare earth mineral resource comprising the Project, further studies are required before determining whether extraction of rare earth elements can be reasonably justified and economically viable after taking account all relevant factors.
[6] "Rare Earth Magnet Market Outlook to 2035," Adamas Intelligence, 2022.

8

MARKETS 9

# Wider Adoption of these Critical Materials is Supply Constrained

## The Problem

Lack of secure and reliable long-term supply is preventing fulfilment of latent market demand and realization of environmental benefits resulting from existing applications and from significant new technologies.

## This is due to:

- Concentrated sources of supply for Niobium, Scandium, and separated magnetic rare earth oxides.
- Extremely scarce and limited Scandium supply.
- Some supply chains have politically sensitive and unreliable supply locations, particularly rare earths.
- Environmental impacts from many of these sources are greater than in the U.S.

Current Annual Niobium, Scandium, and Magnetic REE Oxide Production[1]



Magris Resources
7 kt
Rio Tinto
3t
Estonia
0.4kt
Russia
3t
China
• 10t $Sc_2O_3$
• 50t $Sc_2O_3$ raw material[2]
China
52kt
Philippines
7.5t
Malaysia
5kt
CBMM
66 kt
CMOC
10 kt
Niobium Production
Scandium Production
Magnetic REE Oxides

**The U.S. is dependent on foreign suppliers for most of NioCorp's critical minerals.**

NioCorp
Critical Mineral Security

[1] Corporate reports and company information, ONG Commodities, USGS, Adamas Intelligence
[2] Reported by USGS as production capacity, not necessarily production

10

# Reliable, Low-Risk U.S. Supply is Key to Securing Energy Transition

## The Solution



*Illustration of NioCorp's planned Elk Creek Facility*

- Significant production volumes planned for Niobium, Scandium, Titanium from a low-risk jurisdiction.[1] NioCorp is also conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its planned product suite.
  - Diversifies global supply
  - Creates reliable and meaningful Scandium supply volumes (~100t per annum)
  - Potentially provides non-Chinese rare earths for expansion of renewables and electrified vehicles
- Underground mineral source and environmentally responsible processing creates sustainable production solution.[1]

The Elk Creek Project is anticipated to be able to supply some of the world's largest industries and sustainable technologies with Made-in-USA critical minerals produced in a low-impact, sustainable manner.



Electrified Transportation
Clean Energy
Aerospace
Mega Infrastructure

NioCorp
Critical Mineral Security

[1] *Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project*

11

# NIOBIUM: A Critical Supply Risk To The U.S.

## Niobium

- 88% of the world's Niobium is produced in only one country[1] – Brazil – which increases supply chain risk and has forced the U.S. Government to stockpile Niobium.
- Market growth is expected to rise sharply with the expected use of niobium in next-generation Lithium-Ion batteries, which enables faster battery charging.[2]
- Light-weighting of transportation systems and strengthening of bridges and mega-infrastructure projects are expected to drive additional long-term growth.
- Highly liquid global market with many users and a growing number of applications.

**Global Niobium Supply**
≈75 kt per annum[1]



CBMM
CMOC
Magnis

**Global Niobium Sales by Sector**[3]
≈$5.5 bn per annum



Construction
Automotive and Transport
Aerospace and Defense
Oil and Gas
Other

## Global Niobium Demand Drivers



**Stronger and lighter steels for buildings & infrastructure mega-projects**

0.025% Niobium in the steel of the Millau Viaduct bridge reduced the weight of steel and concrete by 60% in the overall project.[4]



**Growing demand for lighter weight and more fuel-efficient cars, trucks, and buses**

300 grams Nb reduces the weight of mid-size car by 200 kg and increases fuel efficiency by 5%[4]



**Next Generation Niobium-Lithium Ion Batteries**

Significant potential demand. CBMM expects nearly 50 ktpa Nb Oxide sales by 2030[2]

**NioCorp's projected Nb annual production: 7,450 tonnes / year → $225M / year in revenue[5]**

NioCorp
Critical Mineral Security

[1] "Niobium Outlook to 2030," Roskill, 2020.
[2] Source: CBMM
[3] Mordor Intelligence Report on Niobium, 2022
[4] Source: Niobium Tech (CBMM)

[5] Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project. Annual revenue derived from averaged annual Run-of-Mine Nb production multiplied by assumed realized Nb pricing ($46.56/kg), both of which are based on the 2022 NI 43-101 Elk Creek Technical Report. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.

12

# SCANDIUM: Limited Supply But Very Large Latent Demand

## Scandium

- Forecast demand (117 tpy by 2026) greatly exceeds current supply (25 tonnes/year)[1] and exceeds NioCorp's potential annual scandium production.
  - Solid oxide fuel cell use of Scandium (≈22 tpy) forecast to grow at 23% CAGR[1]
  - Aerospace + industrial use in 2022 (≈5 tpy) forecast to reach 50tpy over next 5 years[1]
- Momentum building in the market, with new pilot production from Rio Tinto[2] and planned production from others.
- **Potential in EV/Automotive:** Net pounds of aluminum per light duty vehicle is forecast to increase from 459 lbs. in 2020 to 570 lbs. in 2030,[3] representing a large potential for scandium use in aluminum-scandium alloys, even at low overall penetration; just 10% of this volume using 0.1% scandium would mean 700 tons/year scandium demand.[1]



Base Case: Global Scandium Demand, Unconstrained by Supply Availability
117 tpa
2021
2022
2023
2024
2025
2026

Source: CNG Commodities Ltd., 2021

## Global Scandium Demand Drivers



**Increasing focus on lighter-weight and more fuel efficient commercial jets**

Approximately $2M of scandium in a single airliner offers an estimated $27M million of net present value in fuel savings.[4]



**Weight reduction in EV components is high priority for automakers.**

IEA forecast 25% CAGR growth in demand for EVs to 2030[5]



**Development of lighter-weight and more fuel efficient railway cars and large transport**

One of the world's largest aluminum companies has already produced aluminum-scandium rail hopper cars.[6]

**NioCorp's projected Sc annual production 104 tonnes / year → $390M / year in revenue[7]**

NioCorp
Critical Mineral Security

[1] CNG Commodities Ltd.
[2] Rio Tinto
[3] Advanced Casting Research Center
[4] Company estimate
[5] IEA Global EV Outlook 2022
[6] Aluminum International Today; Jan. 25, 2022
[7] Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project. Annual revenue is derived from averaged annual Run-of-Mine Sc production multiplied by assumed realized Sc pricing ($3,674/kg), both of which are based on the 2022 NI 43-101 Elk Creek Technical Report. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.

13

MAGNETIC RARE EARTHS : Global Demand to Grow 3X by 2035 1 Magnetic Rare Earth Elements ◉ NioCorp is currently conducting technical and economic analyses on the potential addition to its planned product suite of three magnetic rare earth oxides: NdPr, Dy, and Tb. ◉ Global magnetic REE oxide consumption value is forecast to increase 3X by 2035, from US$15.1 billion in 2022 to US$46.2 billion by 2035. 1 ◉ Global REE markets are forecast to under - produce NdPr, Dy, and Tb oxides from 2022 onward unless significant new supplies are brought online. 1 Automotive market requires significant REEs with EV traction expected to drive a 14.1% CAGR 1 1 ”Rare Earth Magnet Market Outlook to 2035,” Adamas Intelligence, 2022. All REE calculations carried on an elemental basis. Demand for direct drive and hybrid drive wind turbines requires significant REE volumes Demand expected to grow at 13.0% CAGR by 2035 1 GHG reductions driven by greater use of electric vehicles and other tech. Demand for magnetic rare earths is expected to grow by more than 150% from 2020 to 2030 1 Global Magnetic REE Demand Drivers Acute global supply shortages of magnetic REEs are forecast Shortages of rare earth alloys for magnets forecast to be equal to one - third of the total market by 2035 1 Subject to further studies and ongoing analysis on the economic viability of extracting REEs after taking account of all relevant factors Growth Rates for Magnetic REE Consumption by Sector from 2022 2035 1 Sector CAGR Retail and Commercial EV Traction Motors 14.0% Direct drive and hybrid drive wind power generators 13.0% Automotive micromotors, sensors, and car speakers 4.9% Industrial motors, pumps, generators, robotics 4.2% Electronics, appliances, power tools 4.1% All other uses 12.6% 14 - 50,000 100,000 150,000 200,000 250,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 Tonnes Historical global consumption and forecast demand for magnet rare earth oxides by end - use category Automotive ( Passenger & commercial EVs; micromotors / sensors / speakers; other e - mobility) Consumer Electronics, Appliances, Power Tools Wind Power Industrial Applications Miscellaneous

# U.S. Government: The Products That NioCorp Intends to Produce[1] Are Critical

- All of NioCorp's planned products have been singled out as "critical minerals" by the U.S. Government.
- The products NioCorp intends to focus on – including potentially rare earths[2] – include the top 3 most critical minerals to U.S. national security, according to defense experts.[3]
- $Billions now available for investments in critical minerals processing from U.S. gov't agencies.
- New federal law provides a 10% production tax credit applicable to all of NioCorp's planned critical minerals.[4]
- U.S. electric vehicle tax credit now contingent on increasing content of U.S.-produced critical minerals.[4]



**NioCorp intends to focus on the TOP 3 MOST CRITICAL MINERALS[1,2]**

| | Mineral | Criticality Score | U.S. Net Import Reliance |
|---|---|---|---|
| 1 | Rare Earths[2] | 10 | 100% |
| 2 | Scandium | 10 | 100% |
| 3 | Niobium | 9 | 100% |
| | | | |
| 24 | Titanium (sponge metal) | 6 | 75% |

NioCorp
Critical Mineral Security

[1] Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project.
[2] NioCorp is currently conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its planned product suite.
[3] Business Executives for National Security, 2020.
[4] Inflation Reduction Act of 2022, signed into law by President Biden on August 16, 2022.

15

THE ASSET 16

# A Shovel-Ready[1] Pure-Play Critical Minerals Project and the Second-Largest Indicated Rare Earth Resource in the U.S.[2]

### Critical Minerals & Rare Earths[3]

A pure-play critical minerals project with the highest-grade Niobium deposit under development in North America, planned large-scale production of Scandium, and the second-largest indicated rare earth resource in the U.S.[2]

### $2.8B NPV Not Including Rare Earth Potential

A completed Feasibility Study showing attractive potential economic returns.[4]

### Long-Life Asset with Offtake Agreements

Large Mineral Reserve with a 38-year mine life.[4] 75% of planned Niobium production in the 1st 10 years has been pre-sold, and ~10% of planned Scandium production in the 1st 10 years has been pre-sold.

### Sustainable Development & GHG Reductions

Project is guided by the Equator Principles ESG framework and incorporates recycling, water conservation, and many other sustainability strategies. It also presents a large Scope 3 GHG reductions potential.[5]

### Owned and Permitted for Construction

Key federal, state, and local permits secured to allow start of construction. Project is sited on private land with agreements in place with local landowners. NioCorp owns the primary land parcel.

### Significant State and Local Support

Strong support from local communities and state and local government, including state tax relief valued as much as $200 million over 10 years.[6]

NioCorp
Critical Mineral Security

[1] Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project.
[2] Indicated mineral resource. Based on data from the "Critical Mineral Resources of the United States—Economic and Environmental Geology and Prospects for Future Supply," U.S. Geological Survey, 2017, and from company-issued reports.
[3] NioCorp is currently conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its planned product suite.
[4] Based on the 2022 NI 43-101 Elk Creek Technical Report. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.
[5] Company estimate. See calculations on slide 32.
[6] Contract signed July 23, 2021, with the State of Nebraska under the Nebraska Advantage Act.

17

# Critical Minerals in the Elk Creek Resource[1]

| Critical Minerals | | | Magnetic Rare Earths | | |
|---|---|---|---|---|---|
|  |  |  |  |  |  |
| **Ferroniobium** | **Scandium Oxide** | **Titanium Dioxide** | **Neodymium-Praseodymium Oxide[2]** | **Dysprosium Oxide[2]** | **Terbium Oxide[2]** |
| 970,300 tonnes | 11,337 tonnes | 4,221,000 tonnes | 125,800 tonnes | 9,100 tonnes | 2,300 tonnes |
| No production in the U.S. | No production in the U.S. | High import reliance for U.S. | No production in the U.S. | No production in the U.S. | No production in the U.S. |
| Highest grade Niobium project under development in N.A.[1] | Largest planned producer in N.A. | Is expected to be produced by NioCorp as a byproduct. | Elk Creek Project contains the 2nd largest indicated NdPr Mineral Resource in the U.S.[3] | Elk Creek Project contains the 2nd largest indicated Dysprosium Mineral Resource in the U.S.[3] | Elk Creek Project contains the largest indicated Terbium Mineral Resource in the U.S.[3] |

NioCorp
Critical Mineral Security

[1] Based on the 2022 NI 43-101 Elk Creek Technical Report. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.
[2] NioCorp is currently conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its planned product suite.
[3] Indicated mineral resource, based on data from the "Critical Mineral Resources of the United States—Economic and Environmental Geology and Prospects for Future Supply," U.S. Geological Survey, 2017, and from company-issued reports.

18

Offtake Agreements for Products NioCorp Intends to Produce 1 ThyssenKrupp Metallurgical Products 2 CMC Cometals 3 50% of NioCorp’s planned ferroniobium production for first 10 yrs. 1 Pricing set at 3.75% discount to Argus Metals index pricing for ferroniobium 25% of NioCorp’s planned ferroniobium production for first 10 yrs. 1 Pricing set at 3.75% discount to Argus Metals index pricing for ferroniobium Traxys North America LLC 4 Up to 12 tonnes per year of NioCorp’s planned scandium production over 10 yrs. 1 Largest commercial sales agreement for Scandium known to have been executed. Rare Earths 5 Scandium Niobium 1 Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project. 2 Contract with Thyssen Metallurgical Products GmbH, dated November 10, 2014. 3 Contract with CMC Cometals, dated June 13, 2016, which was subsequently assigned to Traxys Cometals USA, LLC. 4 Contract with Traxys North America LLC, dated October 3, 2018. 5 NioCorp is currently conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its p lanned product suite. 19 75% of NioCorp’s planned Ferroniobium production already contracted for the first 10 years of operation NioCorp is talking to multiple potential customers for separated and purified magnetic rare earth oxides. 5 ~10% of NioCorp’s planned production already contracted for the first 10 years of operation

Progression to a Highly De - Risked Critical Minerals Project • Total drilling: 68,334 meters (42 miles) • Resource dimensions: 830 meters strike, 500 meters wide, 850 meters dip • Majority (~90% ) of resource is under NioCorp - owned property; the remainder is under optioned property to the W est • Potential expansion of the deposit to the NW, to the SE, at depth, and in the center. The Elk Creek Resource 1 ~500 million years ago: carbonatite genesis. ~200 million years ago: Limestone cap formed over carbonatite. 1970: Discovery of a gravity anomaly during an airborne gravity geophysical survey by State of Neb. 1971: Initial exploratory hole drilled (NN - 1), discovering carbonatite 1973: Molycorp starts exploration after assembling a land package 1978: Molycorp discovers Niobium resource 1986: Molycorp halts exploration and calculates an initial resource; Project not advanced due to Molycorp’s interest in other projects 2009: NioCorp assembles land package and resumes exploration 2012: First NI 43 - 101 compliant resource report 2014/2015: Additional resource, geotechnical, hydrogeology drilling and site investigations 2014: ThyssenKrupp Metallurgical contracts for 50% of planned FeNb production over first 10 years 2016: CMC Cometals contracts for 25% of planned FeNb production over first 10 years 2 2018: Traxys N.A. contracts for up to 12 tonnes / year of planned Scandium production over first 10 years 2017/2019/ 2022: Feasibility Studies published 2021: NioCorp acquires key land parcel and mineral rights to 90%+ of Mineral Resource & Reserve 2022: NioCorp launches demonstration plant to optimize processing and measure rare earth recoveries 1 Based on the 2022 NI 43 - 101 Elk Creek Technical Report. See “Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation. 2 Contract subsequently assigned by CMC Cometals to Traxys Cometals USA, LLC. 2022: NioCorp issues updated NI 43 - 101 - compliant technical report and filed first S - K 1300 - compliant technical report summary based on June 2022 Feasibility Study Q1 2023: NioCorp expects to issue updated Feasibility Study incorporating rare earth economics 20

NioCorp’s global team includes some of the world’s best in their fields. World Class Development Partners Surface Processing Facilities EPC Mine Development EPC Geology Mineral Resource Process Development Project Permitting Mineral Reserve 21

# Elk Creek Positioned to Become America's Second Major Rare Earth Project[1]

## 1 Mountain Pass:

Largest indicated rare earth resource in the U.S.



**MP Materials' Mountain Pass Rare Earth Mine & Processing Facility, California**

- MP Materials project capitalized in part via combination with Fortress Value Acquisition Corp.
- Only scaled site of its kind in the Western Hemisphere; largest ex-China production source
- Fully permitted for extraction, separation & waste management.
- Self-contained with co-located mining, milling, separations & finishing.
- Rare earth production focus: NdPr Oxide
- **Current Enterprise Value: $4.54 billion as of 9-23-2022**

## 2 Elk Creek:

Second largest indicated rare earth resource in the U.S.[2]



**NioCorp's Elk Creek Critical Minerals Project, Nebraska**

- NioCorp's Elk Creek Project expects to be capitalized in part via combination with GXII. Additional funding will be required to become operational.
- Second largest indicated rare earth resource in the U.S[2]
- Fully permitted for construction.
- Potential rare earth focus: Magnetic Rare Earth Oxides (NdPr) and Heavy RE Oxides (Dysprosium, Terbium).[3]
- Intended production of other high-value critical minerals: Niobium, Scandium, Titanium.
- **Transaction Enterprise Value: $313.5 million**

NioCorp
Critical Mineral Security

[1] Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project.
[2] Indicated mineral resource, based on data from the "Critical Mineral Resources of the United States—Economic and Environmental Geology and Prospects for Future Supply," U.S. Geological Survey, 2017, and from company-issued reports.
[3] NioCorp is currently conducting technical and economic analyses on the potential addition of magnetic rare earth oxides to its planned product suite.

22

THE PROJECT 23

# Elk Creek Project Location & Layout

**The Project is centered within one 640-acre section of all private land.**


SAND
HILLS

**Elk Creek Project Location**

- 105 km (65 miles) southeast of Lincoln, Nebraska (the state capital)
- 129 km (80 miles) south of Omaha, Nebraska.
- 3 miles west of Elk Creek, Nebraska and 6 miles south of Tecumseh, Nebraska.


Substation
Pyro
Salt Cell 1
WTP
Acid
Hydromet
Tailings 2
Tailings 1
Pond
HCl
Mineral Processing
Dry
Pond
Tailings 3
Fill
Production
Waste
Backfill
Ore
Vent
Bunker
Pond
Topsoil
Resource Projection
Life Estates

**Excellent location near highways, utilities, and supporting infrastructure.**

NioCorp
Critical Mineral Security

24

Highway 50 Highway 62 Carbonatite Boundary (~7,800 acres) Initial Operational Footprint (640 acres) Mineral Resource Classification Cut - off NSR (US$/t) Tonnage (000’s Mt) Grade (Nb 2 O 5%) Grade (TiO 2%) Grade (Sc g/t) Grade (TREO%) Indicated 180 188.8 0.51 2.24 60.06 0.34 Inferred 180 108.3 0.39 1.92 52.28 0.38 Mineral Reserve Classification Tonnage (000’s t) Grade (Nb 2 O 5%) Grade (TiO 2%) Grade (Sc g/t) Probable 36,656 0.811 2.92 70.2 NOTE: For a complete description of the Elk Creek Project’s Mineral Resources and Mineral Reserves, please refer to the Mineral Reserve and Mineral Resource slides in the Appendix of this presentation. Mineral Reserves and Mineral Resources 1 NOTE: Mineral Resources shown above are reported inclusive of the Mineral Reserve. NioCorp’s mineral reserve lies within a much larger carbonatite footprint. Mineral Resource and Reserves 1 1 Based on the 2022 NI 43 - 101 Elk Creek Technical Report . See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation. 25

The Elk Creek Project has secured key federal and state permits required to proceed to the start of construction once project financing is obtained. ◉ Construction Air Permit secured from the State of Nebraska. ◉ A Special Use Permit secured from Johnson County, Nebraska, the key local land use permit for the Project. Key Permits Obtained 26

Uses of Funds Uses of Funds at Various Levels (USD millions) Cost Element $25 $100 $150 $285 Final Subsurface Water and Subsoil Characterization $11 $11 $11 $11 Exercise Additional Land Options $4 $4 $9 $9 Final Engineering Before Construction Start $2 $22 $39 $39 Site Preparation and Infrastructure ⎯ $40 $40 $40 Initial Construction Works ⎯ ⎯ $15 $15 Production and Ventilation Shafts ⎯ ⎯ ⎯ $89 Overhead and Site Management Costs $3 $14 $19 $44 Contingency $1 $3 $11 $21 G&A / NioCorp Execution Team $3 $5 $7 $17 Various levels of funding can advance the project to create additional value and move the project closer to the commencement of mine and surface construction. 1 1 Total Project up - front capital expenditure of $1.141 billion. 2 Based on the 2022 NI 43 - 101 Elk Creek Technical Report . See “ Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation. All estimates are subject to change. 27

Major Project Milestones Ahead Completion of Demonstration Plant testing of optimized flow sheet and rare earth recovery rates Issuance of updated Feasibility Study incorporating rare earth production plans and expanded economics Exercise option - to - purchase agreements for additional land purchases Launch of construction with expected completion in 3 years Execute final contracts with major EPC companies already chosen for mining and surface construction Conduct detailed engineering necessary for launch of construction Site preparation & development of infrastructur e Begin sinking shafts into the mine Additional offtake agreements Complet e project financing Full - scale production Plant commissioning 28

# Strong State & Local Support

1. The Elk Creek Project is located exclusively on private land with extensive nearby infrastructure (roads, rail, water, and utilities).
2. The Project enjoys strong community support as well as state and local government support.
3. Nebraska Governor Pete Ricketts nominated the Project as a "National High-Priority Infrastructure" Project to the White House.[1]
4. Project is slated to receive approximately $200 million in tax benefits from the State of Nebraska over its first 10 years of operation.[2]
5. Nebraska is reducing its state corporate income tax over time from 7.5% in 2022 to 5.84% in 2027[3]

| Estimated Economic Benefits and New Tax Revenue Generated by the Elk Creek Project[4] | |
|---|---|
| Direct Full-Time, Permanent Jobs Created | ~450 |
| Indirect Jobs Created or Supported[5] | ~2,117 |
| Peak Construction-Related Jobs | 1,232 |
| Cumulative Operating Expenses over Project Life | $3.4 billion |
| Employee Payroll over Project Life (included in cumulative operating expenses above) | $1.1 billion |
| New Tax Revenue to State and Local Government over Project Life[6] | $298 million |
| Royalties Paid to Nebraska Landowners over Project Life | $148 million |

**The Project enjoys strong and broad-based state and local support.**

[1] https://www.mining.com/nebraska-governor-says-niocorps-elk-creek-high-priority-project/
[2] Contract signed July 23, 2021 with the State of Nebraska under the Nebraska Advantage Act
[3] https://taxnews.ey.com/news/2022-0614-nebraska-enacts-individual-and-corporate-income-tax-rate-cuts
[4] 2022 NI 43-101 Elk Creek Technical Report. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.
[5] Additional jobs created or supported was estimated using the Economic Policy Institute's Employment Multiplier for Metal Ore Mining, https://www.epi.org/publication/updated-employment-multipliers-for-the-u-s-economy/
[6] Estimate accounts for tax benefits NioCorp expected to receive from the Nebraska Advantage program

NioCorp
Critical Mineral Security

29

ESG 30

◉ Fully aligned with Equator Principles ◉ Zero process water discharge facility ◉ Additional protection of groundwater resources through artificial ground freezing and grouting ◉ Avoidance of permanent impacts to Federally Jurisdictional Waters ◉ Recycling of reagents ◉ Utilizing tailings as underground mine backfill ◉ Local Employment ◉ Support for local businesses NioCorp’s Expected Mining Operations Designed from the Start with Sustainability in Mind 31

# Elk Creek's Expected Output Can Create Significant 5.7-to-1 GHG Reductions[1]

Use of NioCorp's planned products in applications such as electric vehicles and commercial aviation could help avoid greenhouse gas emissions because of the higher efficiency these technologies can achieve with critical minerals such as NioCorp plans to produce.

## Calculating **ONLY ONE YEAR** of Potential Emissions Reductions

**Ferroniobium**
**7,450 tpa**



300 grams Nb reduces midsize car weight by 200 kg and increases fuel efficiency 5%[2]

**GHG Benefit**
**~ 4,000 kt/year**

**Scandium Trioxide**
**104 tpa**



0.7% Sc in Al alloy reduces jet weight by 20%[3]

**GHG Benefit**
**~ 1,100 kt/year**

**Titanium Dioxide**
**12,063 tpa**


SCiB

Niobium Titanium Oxide (NTO) as a next-generation anode in Li-ion solid state battery[4]

**GHG Benefit to be determined as battery technology develops**

**Potential $CO_2$ Emissions Avoided Per Year: ~ 5,100 kt**

## Key Takeaways

- 895 kt $CO_2$/year: What NioCorp would likely emit in producing its critical minerals.
- **5.7-to-1 Reduction Factor:** Use of NioCorp's planned products in EVs and airplanes could avoid annual GHG emissions by approximately 5.7 tonnes $CO_2$ / year for every 1 tonne of $CO_2$ / year created in their production by NioCorp.
- **GHG Reductions Likely Higher:** These calculations are based on only one year of operation of vehicles and airplanes. Because both can operate for multiple years, total GHG reductions resulting from NioCorp's planned products could be much higher than estimated here.

NioCorp
Critical Mineral Security

[1] Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project
[2] Source: Niobium Tech (CBMM)
[3] CRU Commodities 2019
[4] Source: CBMM

32

DEAL OVERVIEW 33

$2.8B Pre - Tax NPV 29.2% Pre - Tax IRR $2.35B After - Tax NPV 27.6% After - Tax IRR $403M Averaged Annual EBITDA2 over Run of Mine 3 68% Averaged Annual EBITDA 2 Margin over Run of Mine 3 $21.9B Gross Revenue over Mine Life $10.9B After - Tax Cumulative Net Free Cash Flow 2 over Run of Mine 3 $1.14B Total Net Up - Front CAPEX 38 Yrs. Mine Life 1 Based on the 2022 NI 43 - 101 Elk Creek Technical Report. See “Mineral Reserves and Resources” in the Disclaimers & Technical Dis closures at the beginning of this presentation. 2 See “Financial Information; Non - GAAP Measures” in the Disclaimers & Technical Disclosures at the beginning of this presentation . 3 “Run of Mine” is defined as the period of time during which the mine is fully operational and excludes the periods of time w hen the mine is conducting its initial production ramp or is ramping down to closure. Elk Creek Feasibility Study 1 Highlights (not including REE production) 34

Project Expected to Deliver Significant Cash Flow Over 38 - Year Life 2022 Elk Creek Feasibility Study Economic Results ( not including REE production ) (US$ Millions) Pre - Tax Net Present Value (NPV) (8% discount) $2,819 Pre - Tax Internal Rate of Return (IRR) 29.2% After - Tax NPV $2,350 After - Tax IRR 27.6% After - Tax Payback Period from Production Onset (years) 2.69 Total Upfront CAPEX $1,141 Mine Life (Years) 38 Life of Mine (“ LoM ”) Gross Revenue ($M) $21,900 Niobium $7,968 Scandium $13,504 Titanium $427 Averaged Annual EBITDA over LoM 2 $397.5 Averaged EBITDA Margin over LoM (EBITDA as % of total revenue) 2 69% Averaged Annual Operating Cash Flow over LoM 2 $337 Average Annual Operating Cost, LoM (OPEX) (US$/t) ($195.9) Averaged Annual EBITDA over Run of Mine (“ RoM ”) 2 $403 Averaged EBITDA Margin over RoM (EBITDA as % of total revenue) 2 68% Averaged Annual Operating Cash Flow over RoM 2 $340 Effective Tax Rate 16.4% 1 Based on the 2022 NI 43 - 101 Elk Creek Technical Report. See “Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation. 2 See "Financial Information; Non - GAAP Measures" in the Disclaimers & Technical Disclosures at the beginning of this presentation. Elk Creek Project Metrics Summary 1 35 -6,000 -4,000 -2,000 0 2,000 4,000 6,000 ($500) ($400) ($300) ($200) ($100) $0 $100 $200 $300 $400 $500 1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 Payable Nb in tonnes $M US Elk Creek Project After - Tax Metrics Capex Free Cash Flow Payable Nb Year of Operation

Transaction Structure NOTES: The amounts from sources and uses may change based on the amount of public stockholder redemptions. Pro - forma ownership assumes the impact of all options and other dilutive securities on a fully diluted and net - share settled basis calculated according to the t reasury s tock method at an illustrative $10.00 share price. Pro - forma ownership does not include ( i ) 1,575,000 founder shares subject to vesting at $13.42 per share (based on GXII pre - transaction shares, prior to exchange and adjustment in connection with the business combination) and 1,575,000 founder shares subject to vesting at $16.77 per share (based on GXII pre - transaction shares, prior to exchange and adjustment in connection with the business combination), (ii) any NioCorp options or warrants that are out - of - the money, (iii) any dilutive impact from the outstanding NioCorp convertib le note and (iv) 15.667 million GXII public/private warrants with a pre - exchange exercise price of $11.50 / share. Transaction expenses are estim ated and may change and certain service providers may receive additional compensation in shares of stock which are not included. The share prices and number of shares assume a transaction structure based on the GXII capital structure and shall be equitably adjusted to reflect the exchange of GX securities to NioCorp securities. Pro - forma Capitalization ($ in millions, except share price) Share Price $10.00 Shares Outstanding (million) 59.9 Pro - forma Equity Value $598.5 GXII Cash to Newco Balance Sheet $285.0 Net Cash as of June 30, 2022 $2.5 4 Pro - forma Enterprise Value $313.5 Illustrative Sources and Uses Sources $ million % Existing Shareholders $255.0 45.9% SPAC Cash in Trust $300.0 54.1% Total $555.0 100.0% Uses $ million % Existing Shareholders $255.0 45.9% Cash to Balance Sheet $285.0 51.4% Estimated Fees and Expenses $15.0 2.7% Total $ 555.0 100.0 % Transaction Summary ◉ NioCorp to acquire GXII and expects to become listed on Nasdaq in addition to its current TSX listing. ◉ Pro - Forma E nterprise V alue of $313. 5 million with a market cap of $598. 5 million assuming no redemptions and a $10.00 share price. ◉ Assuming no redemptions, NioCorp would receive $285 million from cash in GXII’s trust after estimated cash deal expenses. This does not include any potential proceeds or expenses related to the contemplated financing associated with the Yorkville letters of intent. ◉ NioCorp can move the Elk Creek project significantly forward towards operation, with various levels of funding. ◉ Alignment of incentives with GXII, as shares to be received in the transaction with respect to 3.15 million founder shares are subject to vesting requirements at higher share prices. ◉ At closing, GXII shareholders will, or will have the right to, receive shares in NioCorp based on a conversion ratio determined by the transaction value. NioCorp is expected to execute a rev erse stock split. Post - Close Pro Forma Ownership Existing Shareholders 43% SPAC Public Equity Holders 50% Sponsor 7% 36

Low Carbon Economy Defense and Aerospace Mega - Infrastructure Investment Highlights Key customer relationships and offtake agreements Potential pure play exposure to critical mineral mega trends 1 Significant, rapidly growing total available markets Unique competitive position with large barriers to entry Government permits in hand for construction start Attractive valuation 1 Subject to receipt of necessary project financing and commencement of operations at the Elk Creek Project. 37

APPENDIX 38

Elk Creek NI 43 - 101 Mineral Resource 1 (M INERAL R ESOURCE AS OF D ECEMBER 8, 2021) Elk Creek 2022 In Situ Mineral Resource Estimate (niobium, titanium, and scandium) including reserves Classification NSR Cutoff (US$/tonne) Tonnage (Mt) Grades Tonnages Indicated 180 188.8 Nb2O5 (%) Nb2O5 (kt) 0.51 970.3 TiO2 (%) TiO2 (kt) 2.24 4,221 Sc (ppm) Sc (t) 60.06 11,337 Inferred 180 108.3 Nb2O5 (%) Nb2O5 (kt) 0.39 426.6 TiO2 (%) TiO2 (kt) 1.92 2,082 Sc (ppm) Sc (t) 52.28 5,660 39 Notes: a. The reporting standard for the Mineral Resource Estimate uses the terminology, definitions and guidelines given in the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Mineral Reserves (May 2014) as required by NI 43 - 101. b. Mineral Resources are inclusive of Mineral Reserves. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. c. The Mineral Resources are reported at a Diluted Net Smelter Return (NSR) Cut - off of US $180/tonne. d. The diluted NSR is defined as: • 'LOXWHG 165 8 6 5HYHQXH SHU EORFN 1E 2 GLOXWHG 5HYHQXH SHU EORFN ୘୧୓ GLOXWHG 5HYHQXH SHU EORFN 6F GLOXWHG 'LOXWHG WRQQHV SHU EORFN The diluted revenue from Nb 2 O 5 , TiO 2 , and Sc per block used the following factors: Nb 2 O 5 Revenue: a 94% grade recovery, a 0.696 factor to convert Nb 2 O 5 to Nb, 82.36% assumption for plant recovery, and a US$ 39.60 kg selling price per kg of ferroniobium. TiO 2 Revenue: a 94% grade recovery, a 40.31% assumption for plant recovery, and an US$ 0.88 kg selling price per kg of titanium oxide. Sc Revenue: a 94% grade recovery, a 1.534 factor to convert Sc to Sc 2 O 3 , 93.14% assumption for plant recovery, and a US$ 3,675 kg is selling price per kg of scandium oxide. The diluted tonnes are a 6% increase in the total tonnes of the block. e. Price assumptions for FeNb, Sc 2 O 3 , and TiO 2 are based upon independent market analyses for each product. f. Numbers may not sum due to rounding. The rounding is not considered to be material. g. Rare Earth Oxides (REO) were evaluated as a potential by - product to the mining of niobium, titanium, and scandium; thus the estimated values of the REOs are reported using the previously determined diluted NSR as derived from the Nb 2 O 5 , TiO 2 , and Sc Mineral Resources. h. The stated Light Rare Earth Oxides (LREO) grade (%) is the summation of La 2 O 3 (%), Ce 2 O 3 (%), Pr 2 O 3 (%), and Nd 2 O 3 (%) estimates. i. The stated Heavy Rare Earth Oxides (HREO) grade (%) is the summation of Sm 2 O 3 (%), Eu 2 O 3 (%), Gd 2 O 3 (%), Tb 2 O 3 (%), Dy 2 O 3 (%), Ho 2 O 3 (%), Er 2 O 3 (%), Tm 2 O 3 (%), Yb 2 O 3 (%), Lu 2 O 3 (%), and Y 2 O 3 (%) estimates. j. The stated Total Rare Earth Oxide (TREO) grade (%) is the summation of LREO (%) and HREO (%). k. Numbers may not sum due to rounding. The rounding is not considered to be material. l. The effective date of the Mineral Resource, including by - products, is December 8 th , 2021 (date of last assay received). 1 Based on the June 2022 Feasibility Study, as summarized by the 2022 NI 43 - 101 Elk Creek Technical Report . See “Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation. NOTE: The Qualified Person for this Mineral Resource estimate is Matthew Batty, P.Geo ., Owner, Understood Mineral Resources Ltd. The estimate has an effective date of December 8, 2021.

Elk Creek NI 43 - 101 REE Mineral Resource 1 Elk Creek 2022 In Situ Mineral Resource Estimate (rare earth oxides) including reserves Class NSR Cut - off Tonnage (Mt) La2O3 (%) La2O3 (kt) Ce2O3 (%) Ce2O3 (kt) Pr2O3 (%) Pr2O3 (kt) Indicated 180 188.8 0.0773 145.8 0.1335 251.9 0.0143 26.9 Nd 2 O 3 (%) Nd 2 O 3 (kt) Sm 2 O 3 (%) Sm 2 O 3 (kt) Eu 2 O 3 (%) Eu 2 O 3 (kt) 0.0524 98.9 0.0129 24.3 0.0046 8.6 Gd2O3 (%) Gd2O3 (kt) Tb2O3 (%) Tb2O3 (kt) Dy2O3 (%) Dy2O3 (kt) 0.0110 20.8 0.0012 2.3 0.0048 9.1 Ho2O3 (%) Ho2O3 (kt) Er2O3 (%) Er2O3 (kt) Tm2O3(%) Tm2O3 (kt) 0.0007 1.3 0.0015 2.9 0.0002 0.3 Yb2O3 (%) Yb2O3 (kt) Lu2O3 (%) Lu2O3 (kt) Y2O3 (%) Y2O3 (kt) 0.0010 1.9 0.0001 0.3 0.0199 37.6 LREO (%) LREO (kt) HREO (%) HREO (kt) TREO (%) TREO (kt) 0.2774 523.6 0.0579 109.3 0.3353 632.9 Class NSR Cut - off Tonnage (Mt) La2O3 (%) La2O3 (kt) Ce2O3 (%) Ce2O3 (kt) Pr2O3 (%) Pr2O3 (kt) Inferred 180 108.3 0.0943 102.1 0.1576 170.6 0.0163 17.7 Nd 2 O 3 (%) Nd 2 O 3 (kt) Sm 2 O 3 (%) Sm 2 O 3 (kt) Eu 2 O 3 (%) Eu 2 O 3 (kt) 0.0575 62.2 0.0116 12.6 0.0038 4.1 Gd2O3 (%) Gd2O3 (kt) Tb2O3 (%) Tb2O3 (kt) Dy2O3 (%) Dy2O3 (kt) 0.0090 9.8 0.0010 1.1 0.0042 4.6 Ho2O3 (%) Ho2O3 (kt) Er2O3 (%) Er2O3 (kt) Tm2O3(%) Tm2O3 (kt) 0.0006 0.7 0.0014 1.5 0.0002 0.2 Yb2O3 (%) Yb2O3 (kt) Lu2O3 (%) Lu2O3 (kt) Y2O3 (%) Y2O3 (kt) 0.0010 1.1 0.0001 0.1 0.0182 19.7 LREO (%) LREO (kt) HREO (%) HREO (kt) TREO (%) TREO (kt) 0.3257 352.6 0.0512 55.5 0.3769 408.1 (M INERAL R ESOURCE AS OF D ECEMBER 8, 2021) 40 1 Based on the 2022 NI 43 - 101 Elk Creek Technical Report . See “Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation. NOTE: The Qualified Person for the Mineral Resource estimate is Matthew Batty, P.Geo ., Owner, Understood Mineral Resources Ltd. The estimate has an effective date of December 8, 2021. Notes: a. The reporting standard for the Mineral Resource Estimate uses the terminology, definitions and guidelines given in the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Standards on Mineral Resources and Mineral Reserves (May 2014) as required by NI 43 - 101. b. Mineral Resources are inclusive of Mineral Reserves. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. c. The Mineral Resources are reported at a Diluted Net Smelter Return (NSR) Cut - off of US $180/tonne. d. The diluted NSR is defined as: • 'LOXWHG 165 8 6 5HYHQXH SHU EORFN 1E 2 GLOXWHG 5HYHQXH SHU EORFN ୘୧୓ GLOXWHG 5HYHQXH SHU EORFN 6F GLOXWHG 'LOXWHG WRQQHV SHU EORFN The diluted revenue from Nb 2 O 5 , TiO 2 , and Sc per block used the following factors: Nb 2 O 5 Revenue: a 94% grade recovery, a 0.696 factor to convert Nb 2 O 5 to Nb, 82.36% assumption for plant recovery, and a US$ 39.60 kg selling price per kg of ferroniobium. TiO 2 Revenue: a 94% grade recovery, a 40.31% assumption for plant recovery, and an US$ 0.88 kg selling price per kg of titanium oxide. Sc Revenue: a 94% grade recovery, a 1.534 factor to convert Sc to Sc 2 O 3 , 93.14% assumption for plant recovery, and a US$ 3,675 kg is selling price per kg of scandium oxide. The diluted tonnes are a 6% increase in the total tonnes of the block. e. Price assumptions for FeNb, Sc 2 O 3 , and TiO 2 are based upon independent market analyses for each product. f. Numbers may not sum due to rounding. The rounding is not considered to be material. g. Rare Earth Oxides (REO) were evaluated as a potential by - product to the mining of niobium, titanium, and scandium; thus the estimated values of the REOs are reported using the previously determined diluted NSR as derived from the Nb 2 O 5 , TiO 2 , and Sc Mineral Resources. h. The stated Light Rare Earth Oxides (LREO) grade (%) is the summation of La 2 O 3 (%), Ce 2 O 3 (%), Pr 2 O 3 (%), and Nd 2 O 3 (%) estimates. i. The stated Heavy Rare Earth Oxides (HREO) grade (%) is the summation of Sm 2 O 3 (%), Eu 2 O 3 (%), Gd 2 O 3 (%), Tb 2 O 3 (%), Dy 2 O 3 (%), Ho 2 O 3 (%), Er 2 O 3 (%), Tm 2 O 3 (%), Yb 2 O 3 (%), Lu 2 O 3 (%), and Y 2 O 3 (%) estimates. j. The stated Total Rare Earth Oxide (TREO) grade (%) is the summation of LREO (%) and HREO (%). k. Numbers may not sum due to rounding. The rounding is not considered to be material. l. The effective date of the Mineral Resource, including by - products, is December 8 th , 2021 (date of last assay received).

Elk Creek S - K 1300 Mineral Resource 1 (M INERAL R ESOURCE AS OF June 30, 2022) Elk Creek 2022 In Situ Mineral Resource Estimate (niobium, titanium, and scandium) excluding reserves Classification NSR Cutoff (US$/tonne) Tonnage (Mt) Grades Tonnages Indicated 180 151.7 Nb2O5 (%) Nb2O5 (kt) 0.43 649.8 TiO2 (%) TiO2 (kt) 2.02 3,067 Sc (ppm) Sc (t) 56.42 8,558 Inferred 180 108.3 Nb2O5 (%) Nb2O5 (kt) 0.39 426.6 TiO2 (%) TiO2 (kt) 1.92 2,082 Sc (ppm) Sc (t) 52.28 5,660 41 1 Based on the S - K 1300 Elk Creek Technical Report Summary . See “Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation. NOTE: The Qualified Person for the Mineral Resource estimate is Understood Mineral Resources Ltd. The estimate has an effective date of June 30 , 2022. Notes: a. Classification of Mineral Resources in the above tables is in accordance with the S - K 1300 classification system. Mineral Resources in this table are reported exclusive of Mineral Reserves b. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. c. The Mineral Resources are reported at a Diluted Net Smelter Return (NSR) Cut - off of US $180/tonne. d. The diluted NSR is defined as: • 'LOXWHG 165 8 6 5HYHQXH SHU EORFN 1E 2 GLOXWHG 5HYHQXH SHU EORFN ୘୧୓ GLOXWHG 5HYHQXH SHU EORFN 6F GLOXWHG 'LOXWHG WRQQHV SHU EORFN The diluted revenue from Nb 2 O 5 , TiO 2 , and Sc per block used the following factors: Nb 2 O 5 Revenue: a 94% grade recovery, a 0.696 factor to convert Nb 2 O 5 to Nb, 82.36% assumption for plant recovery, and a US$ 39.60 selling price per kg of ferroniobium as of June 30, 2022. TiO 2 Revenue: a 94% grade recovery, a 40.31% assumption for plant recovery, and a US$ 0.88 selling price per kg of titanium oxide as of June 30, 2022. Sc Revenue: a 94% grade recovery, a 1.534 factor to convert Sc to Sc 2 O 3 , 93.14% assumption for plant recovery, and a US$ 3,675 kg selling price per kg of scandium oxide as of June 30, 2022. The diluted tonnes are a 6% increase in the total tonnes of the block. e. Price assumptions for FeNb, Sc 2 O 3 , and TiO 2 are based upon independent market analyses for each product. f. Numbers may not sum due to rounding. The rounding is not considered to be material. g. Rare Earth Oxides (REO) were evaluated as a potential by - product to the mining of niobium, titanium, and scandium; thus the estimated values of the REOs are reported using the previously determined diluted NSR as derived from the Nb 2 O 5 , TiO 2 , and Sc Mineral Resources and are assigned a price of $0. h. The stated Light Rare Earth Oxides (LREO) grade (%) is the summation of La 2 O 3 (%), Ce 2 O 3 (%), Pr 2 O 3 (%), and Nd 2 O 3 (%) estimates. i. The stated Heavy Rare Earth Oxides (HREO) grade (%) is the summation of Sm 2 O 3 (%), Eu 2 O 3 (%), Gd 2 O 3 (%), Tb 2 O 3 (%), Dy 2 O 3 (%), Ho 2 O 3 (%), Er 2 O 3 (%), Tm 2 O 3 (%), Yb 2 O 3 (%), Lu 2 O 3 (%), and Y 2 O 3 (%) estimates. j. The stated Total Rare Earth Oxide (TREO) grade (%) is the summation of LREO (%) and HREO (%).

# Elk Creek S-K 1300 REE Mineral Resource[1]

(MINERAL RESOURCE AS OF JUNE 30, 2022)

**Elk Creek 2022 In Situ Mineral Resource Estimate (rare earth oxides) excluding reserves**

| Class | NSR Cut-off | Tonnage (Mt) | La2O3 (%) | La2O3 (kt) | Ce2O3 (%) | Ce2O3 (kt) | Pr2O3 (%) | Pr2O3 (kt) |
|---|---|---|---|---|---|---|---|---|
| Indicated | 180 | 151.7 | 0.0766 | 116.2 | 0.1320 | 200.2 | 0.0140 | 21.3 |
| | | | $Nd_2O_3$ (%) | $Nd_2O_3$ (kt) | $Sm_2O_3$ (%) | $Sm_2O_3$ (kt) | $Eu_2O_3$ (%) | $Eu_2O_3$ (kt) |
| | | | 0.0511 | 77.5 | 0.0116 | 17.6 | 0.0040 | 6.0 |
| | | | Gd2O3 (%) | Gd2O3 (kt) | Tb2O3 (%) | Tb2O3 (kt) | Dy2O3 (%) | Dy2O3 (kt) |
| | | | 0.0096 | 14.6 | 0.0011 | 1.6 | 0.0044 | 6.7 |
| | | | Ho2O3 (%) | Ho2O3 (kt) | Er2O3 (%) | Er2O3 (kt) | Tm2O3(%) | Tm2O3 (kt) |
| | | | 0.0006 | 1.0 | 0.0015 | 2.2 | 0.0002 | 0.3 |
| | | | Yb2O3 (%) | Yb2O3 (kt) | Lu2O3 (%) | Lu2O3 (kt) | Y2O3 (%) | Y2O3 (kt) |
| | | | 0.0010 | 1.5 | 0.0001 | 0.2 | 0.0187 | 28.4 |
| | | | LREO (%) | LREO (kt) | HREO (%) | HREO (kt) | TREO (%) | TREO (kt) |
| | | | 0.2737 | 415.2 | 0.0528 | 80.0 | 0.3265 | 495.2 |

| Class | NSR Cut-off | Tonnage (Mt) | La2O3 (%) | La2O3 (kt) | Ce2O3 (%) | Ce2O3 (kt) | Pr2O3 (%) | Pr2O3 (kt) |
|---|---|---|---|---|---|---|---|---|
| Inferred | 180 | 108.3 | 0.0943 | 102.1 | 0.1576 | 170.6 | 0.0163 | 17.7 |
| | | | $Nd_2O_3$ (%) | $Nd_2O_3$ (kt) | $Sm_2O_3$ (%) | $Sm_2O_3$ (kt) | $Eu_2O_3$ (%) | $Eu_2O_3$ (kt) |
| | | | 0.0575 | 62.2 | 0.0116 | 12.6 | 0.0038 | 4.1 |
| | | | Gd2O3 (%) | Gd2O3 (kt) | Tb2O3 (%) | Tb2O3 (kt) | Dy2O3 (%) | Dy2O3 (kt) |
| | | | 0.0090 | 9.8 | 0.0010 | 1.1 | 0.0042 | 4.6 |
| | | | Ho2O3 (%) | Ho2O3 (kt) | Er2O3 (%) | Er2O3 (kt) | Tm2O3(%) | Tm2O3 (kt) |
| | | | 0.0006 | 0.7 | 0.0014 | 1.5 | 0.0002 | 0.2 |
| | | | Yb2O3 (%) | Yb2O3 (kt) | Lu2O3 (%) | Lu2O3 (kt) | Y2O3 (%) | Y2O3 (kt) |
| | | | 0.0010 | 1.1 | 0.0001 | 0.1 | 0.0182 | 19.7 |
| | | | LREO (%) | LREO (kt) | HREO (%) | HREO (kt) | TREO (%) | TREO (kt) |
| | | | 0.3257 | 352.6 | 0.0512 | 55.5 | 0.3769 | 408.1 |

*NOTE: The Qualified Person for the Mineral Resource estimate is Understood Mineral Resources Ltd. The estimate has an effective date of June 30, 2022.*

Notes:

a. Classification of Mineral Resources in the above tables is in accordance with the S-K 1300 classification system. Mineral Resources in this table are reported exclusive of Mineral Reserves.

b. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

c. The Mineral Resources are reported at a Diluted Net Smelter Return (NSR) Cut-off of US $180/tonne.

d. The diluted NSR is defined as:

- Diluted NSR (U.S. $) = $\frac{\text{Revenue per block } Nb_2O_5 \text{ (diluted)} + \text{Revenue per block } TiO_2 \text{ (diluted)} + \text{Revenue per block Sc (diluted)}}{\text{Diluted tonnes per block}}$
- The diluted revenue from $Nb_2O_5$, $TiO_2$, and Sc per block used the following factors:
  - $Nb_2O_5$ Revenue: a 94% grade recovery, a 0.696 factor to convert $Nb_2O_5$ to Nb, 82.36% assumption for plant recovery, and a US$ 39.60 selling price per kg of ferroniobium as of June 30, 2022.
  - $TiO_2$ Revenue: a 94% grade recovery, a 40.31% assumption for plant recovery, and a US$ 0.88 selling price per kg of titanium oxide as of June 30, 2022.
  - Sc Revenue: a 94% grade recovery, a 1.534 factor to convert Sc to $Sc_2O_3$, 93.14% assumption for plant recovery, and a US$ 3,675 kg selling price per kg of scandium oxide as of June 30, 2022.
- The diluted tonnes are a 6% increase in the total tonnes of the block.

e. Price assumptions for FeNb, $Sc_2O_3$, and $TiO_2$ are based upon independent market analyses for each product.

f. Numbers may not sum due to rounding. The rounding is not considered to be material.

g. Rare Earth Oxides (REO) were evaluated as a potential by-product to the mining of niobium, titanium, and scandium; thus the estimated values of the REOs are reported using the previously determined diluted NSR as derived from the $Nb_2O_5$, $TiO_2$, and Sc Mineral Resources and are assigned a price of $0.

h. The stated Light Rare Earth Oxides (LREO) grade (%) is the summation of $La_2O_3$ (%), $Ce_2O_3$ (%), $Pr_2O_3$ (%), and $Nd_2O_3$ (%) estimates.

i. The stated Heavy Rare Earth Oxides (HREO) grade (%) is the summation of $Sm_2O_3$ (%), $Eu_2O_3$ (%), $Gd_2O_3$ (%), $Tb_2O_3$ (%), $Dy_2O_3$ (%), $Ho_2O_3$ (%), $Er_2O_3$ (%), $Tm_2O_3$ (%), $Yb_2O_3$ (%), $Lu_2O_3$ (%), and $Y_2O_3$ (%) estimates.

j. The stated Total Rare Earth Oxide (TREO) grade (%) is the summation of LREO (%) and HREO (%).

k. The effective date of the Mineral Resource, including by-products, is June 30, 2022.

NioCorp
Critical Mineral Security

[1] Based on the S-K 1300 Elk Creek Technical Report Summary. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.

42

Elk Creek S - K 1300 Mineral Reserve 1 (not including REE production) NOTES The Qualified Person for the Mineral Reserve estimate is Richard Jundis , P . Eng . , of Optimize Group Inc . The estimate has an effective date of May 3 rd, 2022 . The Mineral Reserve is based on the mine design and mine plan, utilizing an average cut - off grade of 0 . 679 % Nb 2 O 5 with an NSR of US $ 180 /mt . The estimate of Mineral Reserves may be materially affected by metal prices, environmental, permitting, legal, title, taxation, socio - political, marketing, infrastructure development, or other relevant issues . The economic assumptions used to define Mineral Reserve cut - off grade are as follows : o Annual life of mine (LOM) average production rate of ~ 7 , 450 tonnes of FeNb/annum in the years of full production, o Mining dilution of ~ 6 % was applied to all stopes and development, based on 3 % for the primary stopes, 9 % for the secondary stopes, and 5 % for ore development . o Mining recoveries of 95 % were applied in longhole stopes and 62 . 5 % in sill pillar stopes . Underground In Situ Mineral Reserves Estimate for Elk Creek Classification Tonnage (Kt) Nb 2 O 5 Grade (%) Contained Nb 2 O 5 (t) Payable Nb ( t ) TiO 2 Grade (%) Contained TiO 2 (t) Payable TiO 2 (t) Sc Grade (ppm) Contained Sc (t) Payable Sc 2 O 3 (t) Proven - - - - - - - - - Probable 36,656 0.81 297,278 170,409 2.92 1,071,182 431,793 70.2 2,573 3,677 TOTAL 36,656 0.81 297,278 170,409 2.92 1,071,182 431,793 70.2 2,573 3,677 Parameter Value Unit Mining Cost 42.38 US$/t mined Processing 106.70 US$/t mined Water Management and Infrastructure 16.62 US$/t mined Tailings Management 2.01 US$/t mined Other Infrastructure 5.47 US$/t mined General and Administrative 8.91 US$/t mined Royalties/Annual Bond Premium 8.34 US$/t mined Other Costs 6.29 US$/t mined Total Cost 196.72 US$/t mined Nb 2 O 5 to Niobium conversion 69.60 % Niobium Process Recovery 82.36 % Niobium Price 39.60 US$/kg TiO 2 Process Recovery 40.31 % TiO 2 Price 0.88 US$/kg Sc Process Recovery 93.14 % Sc to Sc 2 O 3 conversion 153.40% (M INERAL R ESERVE AS OF May 10, 2022) • Price assumptions for FeNb , Sc2O3, and TiO2 are based upon independent market analyses for each product. • Price and cost assumptions are based on the pricing of products at the “mine - gate,” with no additional down - stream costs required. The assumed products are a ferroniobium product (metallic alloy shots consisting of 65%Nb and 35% Fe), a titanium dioxide product in powder form, and scandium trioxide in powder form. • The Mineral Reserve has an average LOM NSR of US$ 563.06/ tonne . • Richard Jundis has provided detailed estimates of the expected costs based on the knowledge of the style of mining (underground) and potential processing methods (by 3rd party Qualified Persons). • Mineral reserve effective date May 10th, 2022. The financial model was run post - February 2019, which reflects a total cost per tonne of US$ 196.72 versus US$ 189.91 (May 20, 2022 Mineral Reserve Details Table above). This is not considered a material change. • Price variances for commodities are based on updated independent market studies versus earlier projected pricing. The updated independent market studies do not have a negative effect on the reserve. 43 1 Based on the 2022 NI 43 - 101 Elk Creek Technical Report . See “Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation.

Elk Creek S - K 1300 Mineral Reserve 1 (not including REE production) NOTES The Qualified Person for the Mineral Reserve estimate is Optimize Group Inc . The estimate has an effective date of June 30 , 2022 . The Mineral Reserve is based on the mine design, mine plan, and cash - flow model utilizing an average cut - off grade of 0 . 679 % Nb 2 O 5 with an NSR of US $ 180 /t . The estimate of Mineral Reserves may be materially affected by metal prices, environmental, permitting, legal, title, taxation, socio - political, marketing, infrastructure development, or other relevant issues . The economic assumptions used to define Mineral Reserve cut - off grade are as follows : o Annual life of mine (LOM) production rate of ~ 7 , 450 tonnes of FeNb/annum during the years of full production . o Initial elevated five - year production rate ~ 7 , 500 tonnes of FeNb/annum when full production is reached . o Mining dilution of ~ 6 % was applied to all stopes and development, based on 3 % for the primary stopes, 9 % for the secondary stopes, and 5 % for ore development . o Mining recoveries of 95 % were applied in longhole stopes and 62 . 5 % in sill pillar stopes . Underground In Situ Mineral Reserves Estimate for Elk Creek Classification Tonnage (Kt) Nb 2 O 5 Grade (%) Contained Nb 2 O 5 (t) Payable Nb ( t ) TiO 2 Grade (%) Contained TiO 2 (t) Payable TiO 2 (t) Sc Grade (ppm) Contained Sc (t) Payable Sc 2 O 3 (t) Proven - - - - - - - - - Probable 36,656 0.81 297,278 170,409 2.92 1,071,182 431,793 70.2 2,573 3,677 TOTAL 36,656 0.81 297,278 170,409 2.92 1,071,182 431,793 70.2 2,573 3,677 (M INERAL R ESERVE AS OF June 30, 2022) Price assumptions are as follows : FeNb US $ 39 . 60 /kg Nb, Sc 2 O 3 US $ 3 , 675 /kg, and TiO 2 US $ 0 . 88 /kg . Price assumptions are based upon independent market analyses for each product as of June 30 , 2022 Price and cost assumptions are based on the pricing of products at the “mine - gate,” with no additional down - stream costs required . The assumed products are ferroniobium (metallic alloy shots consisting of 65 % Nb and 35 % Fe), a titanium dioxide product in powder form, and scandium trioxide in powder form . The Mineral Reserve has an average LOM NSR of US $ 563 . 06 /tonne . Optimize Group has provided detailed estimates of the expected costs based on the knowledge of the style of mining (underground) and potential processing methods (by 3 rd party Qualified Persons) . Mineral reserve effective date is June 30 , 2022 . The financial model was run after the estimate of the NSR above, which reflects a total cost per tonne of US $ 196 . 72 versus US $ 189 . 91 . This is not considered a material change . Price variances for commodities are based on independent market studies versus earlier projected pricing . The independent market studies do not have a negative effect on the reserve . 44 1 Based on the S - K 1300 Elk Creek Technical Report Summary . See “Mineral Reserves and Resources” in the Disclaimers & Technical Disclosures at the beginning of this presentation. Parameter Value Unit Mining Cost 42.38 US$/t mined Processing 106.70 US$/t mined Water Management and Infrastructure 16.62 US$/t mined Tailings Management 2.01 US$/t mined Other Infrastructure 5.47 US$/t mined General and Administrative 8.91 US$/t mined Royalties/Annual Bond Premium 8.34 US$/t mined Other Costs 6.29 US$/t mined Total Cost 196.72 US$/t mined Nb 2 O 5 to Niobium conversion 69.60 % Niobium Process Recovery 82.36 % Niobium Price 39.60 US$/kg TiO 2 Process Recovery 40.31 % TiO 2 Price 0.88 US$/kg Sc Process Recovery 93.14 % Sc to Sc 2 O 3 conversion 153.40 % Sc Price 3,675.00 US$/kg

# Feasibility Study: Indicated Economic Results[1]

| Operating Year | | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9 | 10 | 20 | 30 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **Production** | | | | | | | | | | | | | |
| Niobium | t-Nb | 4,960 | 4,742 | 4,949 | 4,903 | 4,949 | 4,716 | 4,715 | 4,733 | 4,799 | 4,672 | 4,772 | 4,773 |
| Scandium | kg-$Sc_2O_3$ | 116 | 114 | 113 | 109 | 112 | 109 | 105 | 102 | 101 | 101 | 102 | 107 |
| Titanium | t-$TiO_2$ | 13,063 | 12,120 | 12,747 | 12,605 | 12,606 | 12,114 | 11,846 | 12,167 | 11,926 | 11,544 | 12,365 | 12,527 |
| | | | | | | | | | | | | | |
| **Realized Pricing** | | | | | | | | | | | | | |
| Niobium | $/kg | $45.46 | $45.46 | $45.46 | $45.46 | $45.46 | $45.46 | $45.46 | $45.46 | $45.46 | $45.84 | $47.00 | $47.00 |
| Scandium | $/kg | $3,986 | $3,487 | $2,989 | $3,088 | $3,188 | $3,387 | $3,586 | $3,735 | $3,734 | $3,750 | $3,750 | $3,750 |
| Titanium | $/kg | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 | $0.99 |
| | | | | | | | | | | | | | |
| **Gross Revenues ($M)** | | $701 | $626 | $575 | $573 | $596 | $594 | $602 | $608 | $608 | $606 | $617 | $637 |
| | | | | | | | | | | | | | |
| **Total Opex ($M)** | | ($205) | ($200) | ($201) | ($207) | ($210) | ($196) | ($201) | ($202) | ($210) | ($211) | ($207) | ($200) |
| | | | | | | | | | | | | | |
| **EBITDA ($M)** [2] | | $496 | $426 | $374 | $366 | $386 | $398 | $401 | $406 | $398 | $395 | $411 | $436 |
| EBITDA Margin [2] | | 71% | 68% | 65% | 64% | 65% | 67% | 67% | 67% | 65% | 65% | 67% | 69% |
| **Operating CF ($M)** [2] | | $496 | $426 | $353 | $328 | $341 | $346 | $342 | $345 | $339 | $339 | $339 | $358 |
| **EBT ($M)**[2] | | $227 | $202 | $181 | $188 | $222 | $259 | $284 | $295 | $287 | $283 | $293 | $326 |
| **Net Income ($M)** | | $227 | $202 | $161 | $150 | $176 | $207 | $225 | $234 | $228 | $226 | $221 | $245 |
| Income Margin | | 32% | 32% | 28% | 26% | 30% | 35% | 37% | 39% | 38% | 37% | 36% | 39% |

NioCorp
Critical Mineral Security

[1] Based on Table 19-12 "Indicative Economic Results" from the S-K 1300 Elk Creek Technical Report Summary. See "Mineral Reserves and Resources" in the Disclaimers & Technical Disclosures at the beginning of this presentation.
[2] See "Financial Information: Non-GAAP Measures" in the Disclaimers & Technical Disclosures at the beginning of this presentation.

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CONTACT For More Information NioCorp Jim Sims Chief Communications Officer jim.sims@niocorp.com +1 (303) 503 - 6203 46